EXHIBIT 10.14

                                 PROMISSORY NOTE

Maximum Principal Amount                                Columbia, South Carolina
$300,000.00                                                       March 15, 2001

     FOR VALUE RECEIVED, INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC., a South Carolina corporation (hereinafter referred to as "Debtor" which term includes any successor or assignee), with its principal office located at 115 Atrium Way, Suite 228, Columbia, South Carolina 29223 (the "Debtor Office"), promises to pay, in lawful money of the United States of America, to the order of RICE STREET ASSOCIATES, LLC (hereinafter referred to as "Holder", which term includes any heir, successor or assignee), the principal sum of up to THREE HUNDRED THOUSAND AND NO/100THS ($300,000.00) Dollars, or so much thereof as may have heretofore been advanced by Holder to Debtor under those certain Promissory Notes dated August 2, 2001, October 15, 2001, November 14, 2001, and December 17, 2001 (collectively, the "Prior Notes"), and so much thereof as may be advanced by Holder to Debtor from time to time hereunder, and remains outstanding, together with simple interest thereon at the rate determined as hereinafter set forth until the entire principal balance is paid in full. Payment of the principal of and interest on this Promissory Note (this "Note") shall be made at the offices of Holder at 230 Edisto Avenue, Columbia, South Carolina 29205, or at such other place as specified in writing by Holder. This Note replaces the Prior Notes, the originals of which Prior Notes Holder has delivered and Debtor has received, and which Prior Notes are hereby deemed by Debtor and Holder to be replaced by this Note; provided, however, that nothing herein shall be deemed by Debtor or Holder to affect in any way any security agreements, collateral assignments, deeds of trust, mortgages, or lien instruments heretofore executed and those hereafter executed by Debtor in favor of Holder or executed by any other party as security for the Prior Notes and for any prior debt of Debtor to Holder covered thereby, the priority, validity and enforceability of which security agreements, collateral assignments, deeds of trust, mortgages, or lien instruments shall apply in full to this Note and to all amounts of principal and interest covered by this Note as reflected on Schedule A.

     All advances of principal by Holder under the Prior Notes and any prior debt of Debtor to Holder covered thereby, all advances of principal by Holder hereunder, and all payments of principal and interest received by Holder on this Note shall be recorded by Debtor on the schedule attached hereto as Schedule A, and any continuation thereof. Such schedule shall be presumed to be accurate and complete absent manifest error.

     Payment of Principal and Interest. The principal balance outstanding under this Note, together with all accrued and unpaid interest, shall be due and payable, without the requirement of notice to Debtor from Holder unless otherwise expressly set forth herein, immediately upon the earlier to occur of
(a) January 1, 2003, (b) an Event of Default (as defined herein), and (c) the date of the closing of a Liquidity Event (as and to the extent defined below) (the "Maturity Date").

     In the event Debtor obtains further investor funding after the earlier to occur of (i) April 15, 2002, and (ii) the date of completion (the "Completion Date") of the sale by Debtor of the series of Class A Debentures and Class B Debentures included in the private placement of debt by Debtor during the first calendar quarter of 2002 (whether in exchange for promissory notes, convertible debentures, warrants, equity securities or instruments of any nature whatsoever) (herein, a "Liquidity Event"), promptly following the closing of such Liquidity Event, Debtor shall pay to Holder the following amounts:

(a) Out of the first One Million ($1,000,000) Dollars of such funding (computed on a cumulative basis, taking into account all rounds of funding completed after the Completion Date), zero percent (0.0%) shall be paid to Holder;

(b) Out of the second One Million ($1,000,000) Dollars (i.e., between $1 million and $2 million) of such funding (computed on a cumulative basis, taking into account all rounds of funding completed after the Completion
     Date), an aggregate thirty (30%) percent shall be paid to Holder, and applied against the accrued but unpaid interest and the unpaid principal hereof;

(c) Out of the third One Million ($1,000,000) Dollars (i.e., between $2 million and $3 million) (computed on a cumulative basis, taking into account all rounds of funding completed after the Completion Date), an aggregate forty (40%) percent shall be paid to Holder, and applied against the accrued but unpaid interest and the unpaid principal hereof; and

(d) Out of all funding in excess of Three Million ($3,000,000) Dollars (computed on a cumulative basis, taking into account all rounds of funding completed after the Completion Date), an aggregate fifty (50%) percent shall be paid to Holder, and applied against the accrued but unpaid interest and the unpaid principal hereof.

     Interest. The interest rate on the outstanding principal balance hereunder shall be a simple fixed rate per annum equal to ten percent (10%); provided, however, that during any period of default hereunder, the foregoing rate shall be increased to twenty-two percent (22.0%). Interest shall be computed on the basis of a 360-day year and actual number of days elapsed. All payments received by Holder hereunder will be applied first to interest due and next to principal. If any payment on this Note shall become due and payable on a Saturday, Sunday or other day on which commercial banks in Columbia, South Carolina are authorized or required by law to close, the maturity thereof shall be extended to the next succeeding business day. Anything to the contrary contained in this Note notwithstanding, any interest due and payable under this Note which is not received by the due date may, at the option of Holder (without notice of any kind), be added to the principal amount of this Note and shall bear interest after the due date in the manner as set forth herein until paid in full.

     Prepayment. Debtor reserves the right to prepay this Note without fee or penalty in whole or in part at any time prior to the Maturity Date; provided, however, that (a) any partial payment shall be applied first to accrued interest and then to the reduction of the principal; (b) any prepayment by Debtor hereunder may be made only upon sixty (60) days prior written notice for Debtor ("Prepayment Notice") to Holder (during which period Holder may exercise the conversion rights set forth herein); (c) if Holder waives its conversion rights in writing (or fails to exercise the same within sixty (60) days following the Prepayment Notice), then Holder shall retain all amounts tendered with the Prepayment Notice (such amounts to be applied against amounts due under this Note); and (d) if Holder exercises its conversion rights within said sixty-day period following the Prepayment Notice, Holder may use a portion of the amounts tendered to pay the Conversion Price, and shall apply the balance, if any, of the amount tendered toward payment of this Note.

     Secured Obligation. This Note is secured by all security agreements, collateral assignments, deeds of trust, mortgages, and lien instruments executed by Debtor in favor of Holder or executed by any other party as security for this Note, including those executed simultaneously herewith, those heretofore executed and those hereafter executed. The Debtor hereby grants to Holder as security for this Note a lien upon all of the assets and rights of Debtor, whether now owned or hereafter acquired and wherever located, including without limitation, (i) all accounts (as defined in the South Carolina Uniform Commercial Code (the "UCC")) of Debtor (the "Accounts"); (ii) all furniture, fixtures, machinery, apparatus and equipment, of Debtor (collectively the "FF&E"); (iii) all inventory (as defined in the UCC) of Debtor (the "Inventory"); (iv) all personalty, goods, files, documents, correspondence, contracts, instruments and intangibles of Debtor (the "Personal Property"); (v) all proprietary and intellectual property and rights therein of Debtor, including patents, patents pending, copyrights, licenses, trademarks, trade names and service marks, as well as all source and object codes, routines and sub-routines, software and all computer programs, tapes, discs, flow charts or similar or related media of Debtor (the "Proprietary Property"), including any of such media which contain information identifying or pertaining to any of the Accounts, the FF&E, the Inventory, the Personal Property, or the Proprietary Property, or which are otherwise necessary or helpful in the realization thereon or the collection thereof; and (vi) all proceeds of any of the foregoing, whether tangible or intangible.

     Use of Funds. Debtor shall use the funds advanced by Holder pursuant to this Note for general working capital purposes, and Debtor shall not distribute any of such funds as distributions, dividends, or other payments on, or in redemption of, any equity interest(s) in Debtor, or in payment of principal or interest on any debt of Debtor (excluding this Note).

     Default. If an Event of Default (as defined herein) shall have occurred and be continuing, the entire amount of this Note, plus all accrued and unpaid interest, shall be due and payable immediately at the election of Holder, and the security interest and/or lien given to secure the payment of this Note, as set forth above or in any security agreement contemplated by this Note may be foreclosed, at the election of Holder. It is further agreed that the acceptance after maturity of any payment or payments shall not constitute a waiver of the right of Holder to demand payment in full of any unpaid balance. Holder may exercise this option to accelerate upon and following any Event of Default regardless of any prior forbearance. If suit is brought to collect this Note, Holder shall be entitled to collect all reasonable costs and expenses of suit, including, but not limited to, reasonable attorney's fees.

     "Event of Default" means: (i) a default in the payment of any amount due hereunder by the due date thereof; (ii) a default or breach by Debtor of any obligation of Debtor hereunder (other than the obligation of Debtor to pay any amount due hereunder by the due date thereof) which remains uncured for ten (10) days following notice thereof to Debtor; (iii) a default or breach by Debtor of any security agreement, collateral assignment, deed of trust, mortgage, or lien instrument executed by Debtor in favor of Holder or executed by any other party as security for this Note; (iv) the voluntary commencement by Debtor or the involuntary commencement by any party against Debtor of any proceeding under any bankruptcy, reorganization, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or subsequently in effect, or Debtor petitions or applies for, acquiesces in, or consents to, the appointment of any receiver or trustee of Debtor or for all or substantially all of its assets, or Debtor makes an assignment for the benefit of its creditors; (v) the default or breach by Debtor of any term of any other debt instrument of Debtor which default or breach allows acceleration of the payment due by Debtor under such other debt instrument; or (vi) the failure by Debtor to operate the existing business of Debtor (the "Business") for any ten
(10) business days within any thirty-day period. Interest on any unpaid principal under this Note following an Event of Default shall accrue at an annual rate of eighteen (18%) percent until such default is waived, cured or the amounts due under this Note are otherwise paid in full to Holder.

     Conversion Into Shares. Subject to the prepayment provisions set forth herein, Holder shall have the right, in Holder's sole and exclusive discretion, to have all or part of the then outstanding principal amount of this Note and the then accrued and outstanding interest thereon converted into shares of the common stock, no par value per share, of Debtor (the "Common Stock") to be issued to Holder or Holder's designee. In the event of any such conversion, the conversion price per share shall be equal to NINETY ONE-HUNDREDTHS DOLLARS ($0.90); provided; however, that in the event the entire principal balance outstanding under this Note, together with all accrued and unpaid interest, remains outstanding and unpaid on April 15, 2002, the conversion price per share shall be equal to the lesser of: (a) NINETY ONE-HUNDREDTHS DOLLARS ($0.90), and
(b) the lowest daily closing quote for the Common Stock over the period commencing the date of this Note and ending on April 15, 2002; and in case an adjustment of such conversion price has taken place pursuant to the provisions hereof, then at the conversion price as last adjusted (referred to herein as the "Conversion Price"). Notwithstanding the foregoing, this instrument shall at all times constitute a debt instrument of Debtor and shall not be deemed to constitute a security or other equity interest in Debtor.

     Conversion Into Royalty. Subject to the prepayment provisions set forth herein, Holder shall have the right, in lieu of the conversion rights set forth in the preceding paragraph, in Holder's sole and exclusive discretion, to convert all of the then outstanding principal amount of this Note into a right to receive a quarterly royalty payment (the "Royalty") from Debtor. (a) The Royalty shall be equal to one percent (1.0%) (the "Applicable Percentage") of the gross income of Debtor for each $250,000 in outstanding principal that is converted hereunder (e.g., if $300,000 of this Note is converted, the Applicable Percentage is 2.0%, if $100,000 is converted, the Applicable Percentage is 1.0%). Gross income as used herein shall mean all income of Debtor from whatever source derived including, but not limited to, income and/or gain from services, commissions, licenses, royalty arrangements, consulting arrangements, patent, trademark, or copyright assignments, the sale of goods, the sale of assets or other property, dividends and interest. (b) The Royalty shall be computed and paid to Holder on a quarterly basis for a period of three (3) years from the date of conversion. The Royalty shall be due and payable on April 15, July 15, October 15 and January 15 for the previous calendar quarter (or partial calendar quarter for the initial and final quarters). In the event payment is not timely made, in addition to being a default hereunder, the Applicable Percentage shall double for the period covered by the late payment, and shall remain doubled for subsequent periods, until such time as the Royalty is again current. (c) Debtor authorizes Holder to inspect Debtor's books, records and papers at any time, and Holder shall have the right to make copies and abstracts thereof. Holder may audit such books and records for the purpose of confirming that the correct amount of Royalty has been paid. Debtor shall be entitled to demand that Holder execute an appropriate confidentiality agreement with Debtor as a pre-condition to such inspection. (d) In the event Debtor is sold (or merged), either via a sale of a majority of its stock or substantially all of its assets, Debtor may redeem the Royalty by paying to Holder in cash an amount equal to two times the principal amount converted into the Royalty. In the event of such a sale (or merger), or a default by Debtor of any term governing the Royalty herein, in addition to any other remedies, Holder may, at its election, require Debtor to redeem the Royalty for such amount. (e) The Royalty shall be assignable by Holder without approval by Debtor but shall not be assignable by Debtor.

     Conversion Procedure. In order to convert this Note into shares of Common Stock as provided herein, Holder shall surrender this Note, at or prior to the Maturity Date, to Debtor at the Debtor Office at any time during usual business hours, together with written notice (hereinafter referred to as "Conversion Notice" or "Royalty Conversion Notice", as applicable), that Holder elects to convert this Note into such Common Stock or Royalty in accordance with the provisions of this Note, and specifying the name or names in which the shares of Common Stock issuable upon such conversion shall be registered, or to whom the Royalty shall be paid, together with the addresses and social security or federal tax identification numbers of the persons so named, and, if so required by Debtor, accompanied by a written instrument or instruments of transfer in form satisfactory to Debtor duly executed by the registered Holder's attorney duly authorized in writing.

     Issuance of Common Stock Upon Conversion. As promptly as practicable after the surrender, as herein provided, of this Note for conversion and the receipt of the Conversion Notice relating thereto, Debtor shall deliver or cause to be delivered to or upon the written order of Holder so surrendered a certificate or certificates representing the number of fully paid and nonassessable shares of Common Stock into which this Note was converted in accordance with the provisions of this Note. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of the Conversion Notice, the person or persons entitled to receive the shares of Common Stock upon conversion of this Note shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time, and such conversion shall be at the Conversion Price in effect at such time. If the date of the Conversion Notice shall not be a business day, then such conversion shall be in effect on the next preceding business day. All accrued but unpaid interest to the date of conversion shall be paid in cash as soon as practical following the conversion of this Note.

     Adjustment for Subdivisions and Certain Dividends and Distributions. If Debtor shall at any time (a) make a subdivision of shares of Common Stock outstanding, or (b) pay a dividend or make a distribution in shares of Common Stock, the Conversion Price in effect immediately prior to such action shall be proportionately decreased, and in case Debtor shall at any time reduce the number of shares of Common Stock outstanding, by combination or otherwise, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. Any adjustment made pursuant to this paragraph shall, in the case of a subdivision or combination, become effective as of the effective date thereof, and shall, in the case of a dividend or distribution, become effective as of the close of business of the record date for the determination of shareholders entitled thereto.

     Adjustment for Other Dividends and Distributions. In the event Debtor at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of Debtor other than shares of Common Stock, then and in each such event provision shall be made so that Holder shall receive upon conversion of this Note the amount of securities of Debtor that Holder would have received had this Note been converted into Common Stock on the date of such event and had hereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by Holder as aforesaid during such period, giving application to all other adjustments called for during such period under this Note with respect to the rights of Holder.

     Adjustment for Reorganizations, Reclassifications and Other Changes. If the Common Stock issuable upon the conversion of this Note shall be changed into the same or a different number of shares of any class or classes of stock, whether by subdivision or combination of shares or by stock dividend as provided for above, or by capital reorganization, reclassification or otherwise (other than a merger, consolidation, sale of assets, or a reorganization as provided for below, then and in each such event the Holder of this Note shall have the right thereafter to convert this Note into the kind and amounts of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which this Note might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

     Adjustment for Mergers, Considerations or Sales of Assets. If at any time or from time to time there shall be a capital reorganization of Debtor's capital stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Note) or a merger or consolidation of Debtor with or into another corporation, or the sale of all or substantially all Debtor's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that Holder shall thereafter be entitled to receive upon conversion of this Note, the number of shares of stock or other securities of property of Debtor, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of that number of shares of Common Stock deliverable upon conversion of this Note would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the conversion provisions of this Note with respect to the rights of Holder after the reorganization, merger, consolidation or sale to the end that the conversion provisions of this Note (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of this Note) shall be applicable after that event as nearly equivalent as may be practicable.

     Adjustment for Sales Below Conversion Price. If at any time or from time to time Debtor shall issue or sell Additional Shares of Common Stock (as defined in the next paragraph), other than pursuant to the preceding four paragraphs, for a consideration per share less than the then existing Conversion Price, then and in each case the then existing Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the existing Conversion Price by a fraction, (A) the numerator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (y) the number of shares of Common Stock that the aggregate consideration received by Debtor for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the number of such Additional Shares of Common Stock so issued.

     For purposes of the preceding paragraph, "Additional Shares of Common Stock" shall mean all shares of Common Stock issued or deemed issued by Debtor after the date hereof, whether or not subsequently reacquired or retired by Debtor, excluding (a) shares of Common Stock issued upon conversion of this Note; and (b) up to 4,882,776 shares of Common Stock (as adjusted for all stock dividends, stock splits, subdivisions and combinations) issued to employees, officers, directors, consultants or other persons performing services for Debtor (if so issued solely because of any such person's status as an officer, director, employee, consultant or other person performing services for Debtor and not as part of any offering of Debtor's securities) pursuant to any warrant, stock option plan, stock purchase plan, management incentive plan, consulting agreement or arrangement or other contract or undertaking approved by the Board.

     Consideration for Shares. For the purpose of making any adjustment in the Conversion Price or number of shares of Common Stock issuable on conversion of this Note as provided above, the consideration received by Debtor for any issue or sale of securities shall:

(a) to the extent it consists of cash, be computed at the net amount of cash received by Debtor after deduction of any underwriting or similar commissions, concessions or compensation paid or allowed by Debtor in connection with such issue or sale;

(b) to the extent it consists of services or property other than cash, be computed at the fair value of such services or property as determined in good faith by the Board; and

(c) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined), or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of Debtor for a consideration that covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

     For the purpose of the adjustment provided in the paragraph under the heading "Adjustment for Sales Below Conversion Price" above, if Debtor shall issue any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being hereinafter referred to as "Convertible Securities"), then, in each case, if the Effective Price (as hereinafter defined) of such rights, options or Convertible Securities shall be less than the then existing Conversion Price, Debtor shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by Debtor for the issuance of such rights or options or Convertible Securities, plus, in the case of such options or rights, the minimum amounts of consideration, if any, payable to Debtor upon exercise or conversion of such options or rights. For purposes of the foregoing, "Effective Price" shall mean the quotient determined by dividing the total of all such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment of the Conversion Price adjusted upon the issuance of such rights, options or Convertible Securities shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options, or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by Debtor upon such exercise, plus the consideration, if any, actually received by Debtor for the granting of all such rights and options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by Debtor on the conversion of such Convertible Securities.

     For the purpose of the adjustment provided in the paragraph under the heading "Adjustment for Sales Below Conversion Price" above, if Debtor shall issue any rights or options for the purchase of Convertible Securities, then in each such case, if the Effective Price thereof is less than the existing Conversion Price, Debtor shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by Debtor for the issuance of such rights or options, plus the minimum amounts of consideration, if any, payable to Debtor upon the conversion of such Convertible Securities. For the purposes of the foregoing, "Effective Price" shall mean the quotient determined by dividing the total amount of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment of such Conversion Price adjusted upon the issuance of such rights or options shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such Convertible Securities. The provisions of the immediately preceding paragraph for the readjustment of such Conversion Price upon the expiration of rights or options or the rights of conversion of Convertible Securities, shall apply mutatis mutandis to the rights, options and Convertible Securities referred to in this paragraph.

     Accountant's Certificate as to Adjustments. In the case of any adjustment or readjustment in the Conversion Price in accordance with the preceding paragraphs, Debtor at its expense will promptly cause independent certified public accountants of recognized standing selected by Debtor to compute such adjustment or readjustment in accordance with the terms of this Note and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by Debtor for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Conversion Price in effect and number of shares of Common Stock for which this Note was convertible immediately prior to such issue or sale and as each is adjusted and readjusted on account thereof. The Company will forthwith mail a copy of each such certificate to Holder.

     Fractional Share Payment. No fractional shares or script representing fractional shares shall be issued upon the conversion of this Note and if the conversion of this Note results in a fraction, in lieu of any such fractional share Debtor shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

     Reservation of Common Stock Issuable Upon Exercise of Note. Debtor covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon conversion of this Note as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of this Note. As a condition precedent to the taking of any action that would cause an adjustment to the Conversion Price, Debtor will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient in order that it may validly and legally issue the shares of its Common Stock issuable upon conversion of this Note based upon such adjusted Conversion Price. The Company covenants that all shares of Common Stock that shall be so issuable shall be duly and validly issued and fully paid and nonassessable.

     Taxes. The issuance of certificates for shares of Common Stock upon the conversion of this Note shall be made without charge to the converting Holder for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, Holder; provided, however, that Debtor shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in the name other than that of Holder, and Debtor shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to Debtor the amount of such tax or shall have establish to the satisfaction of Debtor that such tax has been paid.

     Covenant Against Short Sales. Holder acknowledges that on the date hereof and at no time since Holder's execution of any subscription or other document contemplating the purchase of this Note, Holder has not held or caused to be held, directly or indirectly, a "short" position in the Common Stock, and Holder agrees that, during the Restricted Period, Holder will not (directly or indirectly through any other person or entity) hold or maintain a short position in or undertake a short sale of any of Debtor's equity securities or equity-linked securities. The Restricted Period shall begin on the date of this Note and shall continue so long as this Note remains in effect (and, if this Note is converted into Common Stock, then during the period which ends sixty
(60) days after the earlier of: (a) the effectiveness of a Registration Statement as to the shares of Common Stock into which this Note has been converted , or, (b) the Registration Deadline.

     Registration Rights, Procedure; Indemnification. Debtor shall within sixty
(60) days following delivery of a Conversion Notice prepare and file at its expense with all applicable federal, state and stock exchange authorities, and use its best efforts to cause to become effective as soon as possible (but in any event within six (6) months after its filing) (the "Registration Deadline"), a registration statement with respect to the Common Stock issuable by Debtor in connection with the conversion of this Debenture such that, upon conversion by Holder of this Debenture, Holder shall receive shares of Common Stock in Debtor which shall be immediately freely tradable on the Nasdaq Stock Market or the Over-the-Counter Bulletin Board.. At its expense, Debtor will keep such registration effective for so long as Holder holds shares of Common Stock (or, if earlier, until such time as Holder may sell all of its stock in a single transaction on the Nasdaq Stock Market or the Over-the-Counter Bulletin Board without registration pursuant to Rule 144 of the Securities Act of 1933). Debtor shall indemnify Holder against any losses, claims, damages or expenses (including reasonable attorney fees) arising out of any untrue statement or alleged untrue statement of any material fact contained in any registration statement filed by Debtor pursuant to the requirements of this Note (except for erroneous information supplied to Debtor by Holder).

     No Debtor Set-Offs or Deemed Waivers by Holder. The obligations of Debtor to make the payments required to be made hereunder shall be absolute and unconditional, and shall not be subject to diminution by set-off, counterclaim, abatement or otherwise (except in connection with a judicial proceeding involving a claim asserted by Holder under this Note wherein the failure by Debtor to raise as a defense any such set-off, counterclaim or abatement would, pursuant to applicable law, operate as a permanent bar to Debtor asserting in a separate judicial proceeding a claim against Holder based upon such set-off, counterclaim or abatement). The acceptance of any payment after such payment has become due and payable with respect to this Note shall not constitute a waiver of the right of Holder to demand the payment in full of any unpaid balance. No delay or failure on the part of Holder in the exercise of any right or remedy shall operate as a waiver thereof, and no single exercise of any right or remedy shall preclude Holder from the exercise of any other or further rights or remedies.

     Waivers by Debtor. Debtor expressly waives demand, presentment, protest and notice of non-payment or dishonor and all other notices or demands whatsoever (except for notices or demands expressly provided hereinabove), and Debtor agrees to remain bound hereby until all amounts due hereunder are paid in full, notwithstanding any extension of time for payment which may be granted, even though the period of extension be indefinite.

     Governing Law. This Note shall be governed by the laws of the State of South Carolina. Jurisdiction and venue for the enforcement of this Note shall be exclusively in the courts located in the County of Richland, State of South Carolina.

     Miscellaneous. Debtor may amend or supplement this Debenture only with the written consent of Holder. Holder may waive (either generally or in a particular instance and either retroactively or prospectively) compliance by Debtor with any provision of this Note. Without the prior written consent of Debtor, Holder may not sell, assign, negotiate or otherwise transfer, in whole or in part, this Note, or grant any participation or other right or interest in, any or all of his rights hereunder. Any purported sale, assignment, negotiation or other transfer of this Note by Holder shall be null and void and of no force or effect whatsoever. Any notice, demand or other communication shall be effective upon the first to occur of the following: (a) if to Debtor (i) upon receipt by Debtor; or (ii) three (3) business days after being duly deposited in the United States mail, registered or certified, return receipt requested, and addressed to Debtor at the Debtor Office; and (b) if to Holder (i) upon receipt by Holder; or
(ii) three (3) business days after being duly deposited in the United States mail, registered or certified, return receipt requested, and addressed to Holder at the address of Holder set forth above. Debtor or Holder may designate a different address by notice given in accordance with the foregoing. The invalidity, illegality or unenforceability of any provision of this Note shall not render invalid, illegal or unenforceable any other provision hereof.

                           [ SIGNATURE PAGE FOLLOWS ]

     IN WITNESS WHEREOF, this Note has been duly executed and delivered by a duly authorized officer of Debtor to be effective as of the date first above written.

                         DEBTOR:  INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC.

                                                                          (SEAL)
                                                  By: /s/ WILLIAM  S. MCMASTER
                                                  ------------------------------
                                                  William S. McMaster
                                                  Chief Financial Officer

                                   SCHEDULE A
                                       to
                        March 15, 2002 Promissory Note of
                  Integrated Business Systems & Services, Inc.
                                       to
                           Rice Street Associates, LLC

   -------------- -------------------- --------------------- ------------------- -------------------------------------
   Date           Principal Amount     Principal             Interest Payment    Signature*
                                       Repayment
   -------------- -------------------- --------------------- ------------------- -------------------------------------
   08/02/01               $150,000.00          N/A                  N/A          /s/ WILLIAM S. MCMASTER
   -------------- -------------------- --------------------- ------------------- -------------------------------------
   11/14/01               $121,000.00          N/A                  N/A          /s/ WILLIAM S. MCMASTER
   -------------- -------------------- --------------------- ------------------- -------------------------------------

* - Signature of authorized representative of Debtor.
